Filed pursuant to Rule 424(b)(5)
Registration No. 333-224627

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 17, 2018)

$30,000,000

plus 646,551 Commitment Shares

COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $30.0 million aggregate amount plus 646,551 shares of our common stock, par value $0.01 per share, or common stock, to Aspire Capital Fund, LLC, or Aspire Capital, under a Common Stock Purchase Agreement entered into on February 26, 2020, or the Purchase Agreement.

The shares offered include (i) 646,551 shares of common stock to be issued to Aspire Capital in consideration for entering into the Purchase Agreement, or the Commitment Shares, (ii) 2,693,965 shares of common stock initially to be issued to Aspire Capital for a purchase price of $1.1136 per share for an aggregate sale price of $3.0 million, or the Initial Purchase Shares, and (iii) additional shares of common stock in an aggregate offering price of up to $27.0 million which may be sold from time to time to Aspire Capital over the 30-month term of the Purchase Agreement, or the Subsequent Purchase Shares and together with the Initial Purchase Shares, the Purchase Shares. The purchase price for the Subsequent Purchase Shares will be based upon one of two formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Aspire Capital from time to time.

Our common stock is listed on the Nasdaq Global Market under the symbol “CRIS.” On February 25, 2020, the last reported sale price of our common stock was $1.34 per share.

This investment involves a high degree of risk. Please read the “Risk Factors” beginning on page S-8 of this prospectus supplement and found in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 26, 2020

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized for use in connection with this offering. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction or to or from any person to whom or from whom it would be unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the dates of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or a solicitation of an offer to purchase any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation would be unlawful.

Unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. For purposes of these statutes, any statement contained in this prospectus supplement, the accompanying prospectus or in the documents we incorporate by reference herein and therein other than a statement of historical fact, may be a forward-looking statement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management. In some cases, you can identify forward-looking statements by such terms as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

•	our plans to develop and commercialize our drug candidates;

•	our collaborator’s plans to further develop and commercialize Erivedge;

•	our ability to establish and maintain collaborations or obtain additional funding;

•	the timing or likelihood of regulatory filings and approvals;

•	the implementation of our business model, strategic plans for our business, drug candidates and technology;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the rate and degree of market acceptance and clinical utility of our products;

•	our competitive position;

•	our intellectual property position;

•	developments and projections relating to our competitors and our industry;

•	the potential of fimepinostat, CA-4948, CI-8993, CA-170, CA-327, and other product candidates that we develop, in-license, or acquire in the future;

•	our expectations related to the use of proceeds from this offering;

•	our estimates of the period in which we anticipate that existing cash, cash equivalents and investments will enable us to fund our current and planned operations;

•	our ability to continue as a going concern;

•	our ability to maintain our listing on the Nasdaq Global Market;

•	our estimated cash, cash equivalents and investments as of December 31, 2019; and

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, in the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in other filings we make with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

You should consider these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, our financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

About Curis, Inc.

Curis is a biotechnology company focused on the development of innovative therapeutics for the treatment of cancer, including fimepinostat, which is being investigated in combination with venetoclax in a Phase 1 clinical study in patients with DLBCL. In 2015, we entered into a collaboration with Aurigene in the areas of immuno-oncology and precision oncology. As part of this collaboration, we have exclusive licenses to oral small molecule antagonists of immune checkpoints including, the VISTA/PDL1 antagonist CA-170, and the TIM3/PDL1 antagonist CA-327, as well as the IRAK4 kinase inhibitor, CA-4948. CA-4948 is currently undergoing testing in a Phase 1 trial in patients with non-Hodgkin lymphoma. In addition, we are engaged in a collaboration with ImmuNext for development of CI-8993, a monoclonal anti-VISTA antibody. We are also party to a collaboration with Genentech, a member of the Roche Group, under which Genentech and Roche are commercializing Erivedge® for the treatment of advanced basal cell carcinoma.

Estimated Preliminary Results

We are currently in the process of finalizing our financial results for the fiscal year ended December 31, 2019. Based on preliminary information and management estimates for the fiscal year ended December 31, 2019, and subject to the completion of our financial closing procedures, we currently estimate that our cash, cash equivalents and investments as of December 31, 2019 were approximately $20.5 million.

Our estimate of our cash, cash equivalents and investments as of December 31, 2019 has been prepared by management in good faith based upon internal reporting and expectations. However, because our financial closing procedures for the quarter ended and fiscal year ended December 31, 2019 have not been completed, this estimate is preliminary, is subject to change and may be revised as a result of management’s further review of our financial results for the quarter ended and fiscal year ended December 31, 2019. As a result, there can be no assurance that the final results for this period will not differ materially from this estimate. The preliminary financial information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The above information should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles. In addition, the above information is not necessarily indicative of the results to be achieved for any future period and is subject to risks and uncertainties, many of which are not within our control. The above information should be read together with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Ability to Continue as Going Concern

As disclosed in our Form 10-Q for the quarter ended September 30, 2019, incorporated by reference into this prospectus supplement, based on our then-available cash resources, recurring losses and cash outflows from operations since inception, an expectation of continuing operating losses and cash outflows from operations for the foreseeable future and the need to raise additional capital to finance our future operations, we concluded that we did not have sufficient cash on hand to support current operations for twelve months from the date of filing of our Form 10-Q for the quarter ended September 30, 2019, and therefore we determined that there was substantial doubt about our ability to continue as a going concern. The proceeds of this offering are not expected to alleviate such concern prior to the issuance of our audited financial statements for the fiscal year ended December 31, 2019, or at all. Accordingly, in connection with the future issuance of our audited financial statements for the fiscal year ended December 31, 2019, management expects that it will conclude that there is substantial doubt about our ability to continue as a going concern and we expect the report from our independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern. For a further discussion, please refer to “Risk Factors—We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern and the proceeds of this offering are not expected to alleviate such concern” and “Use of Proceeds.”

Company Information

We were organized as a Delaware corporation in February 2000. Our principal executive offices are located at 4 Maguire Road, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus. Our website address is included as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us in this offering	Up to $30.0 million of shares of common stock, plus 646,551 Commitment Shares.

Common stock to be outstanding after this offering	56,692,640 shares, assuming the issuance of 646,551 Commitment Shares, sales of 2,693,965 Initial Purchase Shares at a price of $1.1136 per share and 20,149,253 Subsequent Purchase Shares at a price of $1.34 per share, which was the closing price of our common stock on the Nasdaq Global Market on February 25, 2020. The number of actual Subsequent Purchase Shares that may be issued will vary depending on the sales prices under this offering. The number of shares that may be issued in this offering is limited to 6,645,034 shares, except in certain circumstances. See “The Aspire Transaction—Purchase of Shares under the Purchase Agreement” below for a description of the share limitation.

Manner of offering	Issuance of 646,551 Commitment Shares to Aspire Capital in consideration for entering into the Purchase Agreement, 2,693,965 Initial Purchase Shares to Aspire Capital for a purchase price of $1.1136 per share for an aggregate sale price of $3.0 million, and Subsequent Purchase Shares to Aspire Capital from time to time, subject to certain minimum stock price requirements, and daily and other caps, for an aggregate offering price of up to $27.0 million. See “The Aspire Transaction” and “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering primarily for general working capital purposes. Accordingly, we will retain broad discretion over how these offering proceeds are used. See “Use of Proceeds” on page S-11.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, the “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus supplement, and other information included and incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	“CRIS”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 33,202,871 shares outstanding as of September 30, 2019 and excludes as of such date:

•	6,012,701 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.48 per share; and

•

an aggregate of 6,985,796 shares of common stock reserved for future issuance under our Third Amended and Restated 2010 Stock Incentive Plan, as amended, and our Amended and Restated 2010 Employee Stock Purchase Plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed in the “Risk Factors” sections of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated by reference herein, together with other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Sales of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and could cause the price of our common stock to decline.

This prospectus supplement relates to the 646,551 Commitment Shares, the 2,693,965 Initial Purchase Shares and an aggregate amount of up to $27.0 million of Subsequent Purchase Shares that we may issue and sell to Aspire Capital from time to time pursuant to the Purchase Agreement. It is anticipated that shares offered to Aspire Capital in this offering will be sold over a period of up to 30 months from the date of this prospectus supplement. The number of shares ultimately offered for sale to Aspire Capital under this prospectus supplement is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

Aspire Capital may ultimately purchase all, some or none of the $27.0 million of Subsequent Purchase Shares. After Aspire Capital has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to Aspire Capital by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Aspire Capital in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

We have a right to sell up to 150,000 Purchase Shares per day under our Purchase Agreement with Aspire Capital, which total may be increased by mutual agreement up to an additional 2,000,000 Purchase Shares per day. The extent to which we rely on Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to Aspire Capital under the Purchase Agreement may in no case exceed 6,645,034 shares of our common stock (which is equal to approximately 19.9% of the common stock outstanding on the date of the Purchase Agreement), including the 646,551 Commitment Shares and the 2,693,965 Initial Purchase Shares, or the Exchange Cap, unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the Commitment Shares) is equal to or greater than $1.34, or the Minimum Price. See “The Aspire Transaction—Purchase of Shares under the Purchase Agreement” below.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when Aspire Capital may sell such shares in the public markets. We cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds from our sale of Purchase Shares to Aspire Capital pursuant to the Purchase Agreement, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of any such proceeds. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our drug candidates and cause the price of our common stock to decline.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering in addition to the Purchase Shares that may be sold in this offering, as well as the exercise of options, will dilute your ownership interests.

We will need additional capital to fund our research and development programs and to fulfill our planned operating goals in addition to sales to Aspire Capital pursuant to the Purchase Agreement. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of options to purchase shares of our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared nor paid cash dividends on our common stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of any future debt or credit agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern and the proceeds of this offering are not expected to alleviate such concern.

As of September 30, 2019, we had $28.0 million in existing cash, cash equivalents and investments. As disclosed in our Form 10-Q for the quarter ended September 30, 2019, incorporated by reference into this prospectus supplement, based on our then-available cash resources, recurring losses and cash outflows from operations since inception, an expectation of continuing operating losses and cash outflows from operations for the foreseeable future and the need to raise additional capital to finance our future operations, we concluded that we did not have sufficient cash on hand to support current operations for twelve months from the date of filing of our Form 10-Q for the quarter ended September 30, 2019, and therefore we determined that there was substantial doubt about our ability to continue as a going concern.

The potential net proceeds from this offering combined with our existing cash, cash equivalents and investments are not expected to be sufficient to fund our operating expenses and capital expenditure requirements for a period of twelve months from the issuance date of our annual financial statements for the fiscal year ended December 31, 2019. Accordingly, in connection with the future issuance of our audited financial statements for the fiscal year ended December 31, 2019, management expects that it will conclude that there is substantial doubt about our ability to continue as a going concern and we expect the report from our independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern.

We expect to finance our operations through sales to Aspire Capital pursuant to the Purchase Agreement or other potential equity financings, debt financings or other capital sources. However, we may not be successful in securing additional financing on acceptable terms, or at all. If we are unable to obtain sufficient funding, we may be forced to delay, reduce in scope or eliminate some of our research and development programs, including related clinical trials and operating expenses, potentially delaying the time to market for, or preventing the marketing of, any of our product candidates, which could adversely affect our business prospects and our ability to continue operations, and would have a negative impact on our financial condition and our ability to pursue our business strategies. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or a part of their investment. Future reports from our independent registered public accounting firm may contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide funding to us on commercially reasonable terms, if at all.

This prospectus supplement includes preliminary financial information.

This prospectus supplement includes preliminary financial information as of December 31, 2019. We have not yet completed our financial closing procedures for the quarter ended and fiscal year ended December 31, 2019 and, as a result, the information set forth under “Summary—Estimated Preliminary Results” is subject to change. This preliminary financial information has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Our actual results may differ materially between now and the time the audited financial results for the fiscal year ended December 31, 2019 are finalized.

USE OF PROCEEDS

We intend to use the net proceeds from this offering primarily for general working capital purposes. Accordingly, we will retain broad discretion over how these offering proceeds are used.

The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our research and development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds of this offering received from time to time in connection with purchases under the Purchase Agreement described above, we intend to invest the net proceeds in money market funds or other cash and cash equivalents.

As disclosed in our Form 10-Q for the quarter ended September 30, 2019, incorporated by reference into this prospectus supplement, based on our then-available cash resources, recurring losses and cash outflows from operations since inception, an expectation of continuing operating losses and cash outflows from operations for the foreseeable future and the need to raise additional capital to finance our future operations, we concluded that we did not have sufficient cash on hand to support current operations for twelve months from the date of filing of our Form 10-Q for the quarter ended September 30, 2019, and therefore we determined that there was substantial doubt about our ability to continue as a going concern. The proceeds of this offering are not expected to alleviate such concern prior to the issuance of our audited financial statements for the fiscal year ended December 31, 2019, or at all. Accordingly, in connection with the future issuance of our audited financial statements for the fiscal year ended December 31, 2019, management expects that it will conclude that there is substantial doubt about our ability to continue as a going concern and we expect the report from our independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern. For a further discussion, please refer to “Risk Factors – We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern and the proceeds of this offering are not expected to alleviate such concern.”

DILUTION

Our net tangible book value (deficit) as of September 30, 2019 was approximately ($35.0) million, or ($1.05) per share. “Net tangible book value (deficit)” is total assets minus the sum of liabilities and goodwill. “Net tangible book value (deficit) per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to (i) the issuance of 646,551 Commitment Shares, (ii) the sale of the 2,693,965 Initial Purchase Shares, at a price of $1.1136 per share, and (iii) the assumed sale of 20,149,253 Subsequent Purchase Shares in the aggregate amount of $27.0 million at an assumed offering price of $1.34 per share, which was the closing price of our common stock on February 25, 2020, and after deducting the estimated offering expenses payable by us, our net tangible book value as of September 30, 2019 would have been approximately $(5.2) million, or $(0.09) per share of common stock. This represents an immediate increase in net tangible book value of $0.96 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.43 per share to Aspire Capital. The following table illustrates this dilution per share:

Assumed offering price per share		$1.34
Net tangible book value per share as of September 30, 2019	$(1.05)
Increase per share attributable to the offering	$0.96

Net tangible book value per share as of September 30, 2019 after giving effect to this offering		$(0.09)

Dilution per share to Aspire Capital		$1.43

The foregoing dilution information assumes an offering price for the Subsequent Purchase Shares equal to the closing price for our common stock on February 25, 2020 and the sale of $27.0 million in Subsequent Purchase Shares. The actual price at which we sell Subsequent Purchase Shares in this offering may be higher or lower than this assumed price and the total amount of Subsequent Purchase Shares that we sell in this offering may be lower than $27.0 million. An increase of $1.00 per share in the price at which the Subsequent Purchase Shares are sold from the assumed average offering price of $1.34 per share shown in the table above, assuming we sell $27.0 million in Subsequent Purchase Shares at that price, would decrease our adjusted net tangible book value per share after this offering to $(0.11) per share and would result in dilution in net tangible book value per share to Aspire Capital of $2.45 per share, after deducting estimated aggregate offering expenses payable by us.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 33,202,871 shares outstanding as of September 30, 2019 and excludes as of such date:

•	6,012,701 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.48 per share; and

•

an aggregate of 6,985,796 shares of common stock reserved for future issuance under our Third Amended and Restated 2010 Stock Incentive Plan, as amended, and our Amended and Restated 2010 Employee Stock Purchase Plan.

To the extent that any options are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to Aspire Capital.

DESCRIPTION OF COMMON STOCK

The following description of the material terms of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, as amended, or our certificate of incorporation, our amended and restated by-laws, as amended, or our by-laws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to our Quarterly Report on Form 10-Q for the period ended June 30, 2019 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, respectively, for the provisions that may be important to you.

Authorized Capital Stock. Our authorized capital stock consists of 101,250,000 shares of common stock and 5,000,000 shares of preferred stock.

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose or purposes by the chairman of the board of directors, the chief executive officer (or if there is no chief executive officer, the president) or the board of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding common stock can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Additional information regarding our capital stock, including a description of certain terms of our certificate of incorporation and our by-laws and applicable provisions of Delaware corporate law, is set forth under the caption “Description of Capital Stock” beginning on page 9 of the accompanying prospectus

THE ASPIRE TRANSACTION

General

On February 26, 2020, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, with Aspire Capital Fund, LLC, an Illinois limited liability company, or Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million of shares of our common stock, or the Purchase Shares, from time to time over the term of the Purchase Agreement. As consideration for entering into the Purchase Agreement, we agreed to issue 646,551 shares of our common stock to Aspire Capital, or the Commitment Shares. In addition, in connection with entering into the Purchase Agreement on February 26, 2020, Aspire Capital made an initial purchase, or the Initial Purchase, of 2,693,965 Purchase Shares, or the Initial Purchase Shares, at a purchase price of $1.1136 per share for an aggregate purchase price of $3.0 million, pursuant to the Purchase Agreement.

We are filing this prospectus supplement with regard to the offering of our common stock consisting of (i) the Commitment Shares, (ii) the Initial Purchase Shares and (iii) additional Purchase Shares in an aggregate amount of up to $27.0 million that we may sell to Aspire Capital pursuant to the Purchase Agreement, or the Subsequent Purchase Shares.

Purchase of Shares under the Purchase Agreement

On February 26, 2020, the conditions necessary for purchases under the Purchase Agreement to commence were satisfied. On any business day over the 30-month term of the Purchase Agreement, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, or a Purchase Notice, directing Aspire Capital to purchase up to 150,000 Subsequent Purchase Shares per business day; however, no sale pursuant to such a Purchase Notice may exceed five hundred thousand dollars ($500,000) per business day, unless we and Aspire Capital mutually agree. We and Aspire Capital also may mutually agree to increase the number of shares that may be sold to as much as an additional 2,000,000 Subsequent Purchase Shares per business day. The purchase price per Subsequent Purchase Share pursuant to such Purchase Notice, or the Purchase Price, is the lower of:

(i)	the lowest sale price for our common stock on the date of sale; or

(ii)	the average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date.

The applicable Purchase Price will be determined prior to delivery of any Purchase Notice. The Purchase Agreement provides that we and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than $0.25 per share, or the Floor Price.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital for at least 150,000 Subsequent Purchase Shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, or a VWAP Purchase Notice, directing Aspire Capital to purchase an amount of our common stock equal to up to 30% of the aggregate shares of common stock traded on the next business day, or the VWAP Purchase Date, subject to a maximum number of shares determined by us, or the VWAP Purchase Share Volume Maximum. The purchase price per Subsequent Purchase Share pursuant to such VWAP Purchase Notice, or the VWAP Purchase Price, shall be the lesser of the closing sale on the VWAP Purchase Date or 97% of the volume weighted average price for our common stock traded on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceed the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum. Further, if on the VWAP Purchase Date the sale price of our common stock falls below the greater of (i) 80% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (ii) a price set by us in the VWAP Purchase Notice, or the VWAP

Minimum Price Threshold, the VWAP Purchase Amount will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold and the VWAP Purchase Price will be 97% of the volume weighted average price of our common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold.

The number of Subsequent Purchase Shares covered by and timing of each Purchase Notice or VWAP Purchase Notice are determined by us, at our sole discretion. The aggregate number of shares that we can sell to Aspire Capital under the Purchase Agreement may in no case exceed 6,645,034 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), including the 646,551 Commitment Shares and the 2,693,965 Initial Purchase Shares, or the Exchange Cap, unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the Commitment Shares) is equal to or greater than $1.34, or the Minimum Price, a price equal to the lower of (i) the consolidated closing bid price of our common stock immediately preceding the execution of the Purchase Agreement or (ii) the arithmetic average of the five (5) consolidated closing bid prices for the common stock immediately preceding the execution of the Purchase Agreement. The Purchase Agreement also provides that at no time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our common stock.

Aspire Capital has no right to require any sales of Subsequent Purchase Shares by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Other than the expected issuance of the Commitment Shares, we have not and will not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction. We will pay all of the expenses incident to the registration, offering, and sale of the shares by us to Aspire Capital pursuant to the Purchase Agreement. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Concurrently with entering into the Purchase Agreement, we also entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Aspire Capital, pursuant to which we have agreed to file with the Securities and Exchange Commission, or the SEC, prospectus supplements and, subject to specified exceptions, maintain the effectiveness of one or more registration statements, as applicable, registering the common stock issued to Aspire Capital under the Purchase Agreement.

Events of Default

Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•

the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable for sale of our shares of common stock in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than 30 consecutive business days, which such period shall be extended for an additional 30 business days if we receive a comment letter from the SEC in connection therewith;

•	the suspension from trading or failure of our common stock to be listed on our principal market for a period of three consecutive business days;

•

the delisting of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or The Nasdaq Capital Market;

•

our transfer agent’s failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•

any breach by us of our representations or warranties (as of the dates made), covenants or other term or condition under the Purchase Agreement or any related transaction agreements which could have a material adverse effect on us, subject to a cure period of five business days;

•	if we become insolvent;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•	if the Exchange Cap is reached unless and until stockholder approval has been obtained.

So long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, or so long as the closing price of our common stock is below the Floor Price, we may not require and Aspire Capital has no obligation to purchase any shares of our common stock under the Purchase Agreement.

Termination Rights

We may terminate the Purchase Agreement at any time, in our discretion, without any cost or penalty. Aspire Capital may terminate the Purchase Agreement following specified events of default, including the lack of availability of a registration statement to register under the Securities Act sales of shares to Aspire Capital under the Purchase Agreement, the suspension from trading or delisting of our common stock, specified breaches by us of the terms of the Purchase Agreement and specified bankruptcy events.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital agrees that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the shares it currently owns or receives in this offering. It is anticipated that shares sold to Aspire Capital in this offering will be sold to Aspire Capital over a period of up to 30 months from the date of the execution of the Purchase Agreement, or until August 26, 2022. The subsequent resale by Aspire Capital of our common stock may cause the market price of our common stock to decline or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the $27.0 million of Subsequent Purchase Shares. Aspire Capital may resell all, some or none of the Commitment Shares, the Initial Purchase Shares and any Subsequent Purchase Shares it acquires. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our common stock.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell Purchase Shares having an aggregate offering price of up to $30.0 million to Aspire Capital from time to time, including the Initial Purchase. The number of shares ultimately offered for sale to Aspire Capital in this offering in addition to the shares sold in the Initial Purchase is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement and the prevailing market prices of our common stock. In addition, Aspire Capital will not be required to buy Purchase Shares pursuant to a Purchase Notice that was received by Aspire Capital on any business day on which the last closing trade price of our common stock on the Nasdaq Global Market (or alternative national exchange in accordance with the Purchase Agreement) is below $0.25. The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices:

Assumed Average Purchase Price	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement Registered in this Offering	Number of Shares to be Issued in this Offering at the Assumed Average Purchase Price (1)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to Aspire Capital (2)
$0.75	$5,478,389	5,998,483	15.3%
$1.00	$6,304,518	5,998,483	15.3%
$1.25	$7,130,648	5,998,483	15.3%
$1.50	$7,956,777	5,998,483	15.3%
$1.75	$8,782,907	5,998,483	15.3%
$2.00	$30,000,000	16,193,965	32.8%

(1)

Includes the sale of (i) 2,693,965 Initial Purchase Shares at $1.1136 per share for an aggregate purchase price of $3.0 million and (ii) the total number of Subsequent Purchase Shares that we could sell under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to an aggregate purchase price of $27.0 million, but applying the 19.99% Exchange Cap limitation, to the extent applicable. Excludes the 646,551 Commitment Shares, although such Commitment Shares are subject to the 19.99% Exchange Cap limitation and are included in the calculation of such limitation for purposes of this table.

(2)

The denominator excludes the Commitment Shares, which represent approximately 1.9% of our outstanding common stock based on 33,202,871 shares outstanding as of September 30, 2019 and excludes as of such date:

•	6,012,701 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.48 per share; and

•

an aggregate of 6,985,796 shares of common stock reserved for future issuance under our Third Amended and Restated 2010 Stock Incentive Plan, as amended, and our Amended and Restated 2010 Employee Stock Purchase Plan.

Information with Respect to Aspire Capital

Aspire Capital Partners LLC, or Aspire Partners, is the Managing Member of Aspire Capital Fund LLC, or Aspire Fund. SGM Holdings Corp, or SGM, is the Managing Member of Aspire Partners. Mr. Steven G. Martin, or Mr. Martin, is the president and sole shareholder of SGM, as well as a principal of Aspire Partners. Mr. Erik J. Brown, or Mr. Brown, is the president and sole shareholder of Red Cedar Capital Corp, or Red Cedar, which is a principal of Aspire Partners. Mr. Christos Komissopoulos, or Mr. Komissopoulos, is president and sole shareholder of Chrisko Investors Inc., or Chrisko, which is a principal of Aspire Partners. Mr. William F. Blank, III, or Mr. Blank, is president and sole shareholder of WML Ventures Corp., or WML Ventures, which is a principal of Aspire Partners.

Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank may be deemed to be a beneficial owner of common stock held by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank disclaims beneficial ownership of the common stock held by Aspire Fund.

PLAN OF DISTRIBUTION

Aspire Capital is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares by us to Aspire Capital pursuant to the Purchase Agreement. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

We have advised Aspire Capital that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

We may suspend the sale of shares to Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold to Aspire Capital, or earlier if we or Aspire Capital exercise our termination rights under the Purchase Agreement under certain circumstances. See “The Aspire Transaction—Termination Rights” above for a description of such termination rights.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Company’s requirement for additional financing to fund planned future operations as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus, except in each case for information contained in any such filing where we indicate that such information is being furnished or is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference the documents and other information listed or referred to below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until all of the securities which this prospectus supplement relates has been sold or the offering is otherwise terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 26, 2019;

•

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed on May 14, 2019, the quarter ended June  30, 2019, filed on August 9, 2019, and the quarter ended September  30, 2019, filed on November 5, 2019;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed on April 11, 2019;

•	Current Reports on Form 8-K filed January 3, 2019, May 30, 2019, September 12, 2019, December 6, 2019, December 6, 2019, January 7, 2020 and February 6, 2020; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 13, 2000, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Curis, Inc.

4 Maguire Road

Lexington, MA 02421

Attn: Corporate Controller

(617) 503-6500

$200,000,000

PROSPECTUS

Common Stock

Preferred Stock

Warrants

We may offer and sell securities from time to time in one or more offerings of up to $200,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “CRIS.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its consolidated subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2018 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

•	Current Reports on Form 8-K filed January 5, 2018 and March 22, 2018; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 13, 2000, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Curis, Inc.

4 Maguire Road

Lexington, MA 02421

Attn: Chief Financial Officer

(617) 503-6500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus, the information incorporated by reference in this prospectus and any accompanying prospectus supplement are statements that could be deemed forward-looking statements, including, among other things, statements regarding our future discovery and development efforts, our collaborations, our future operating results and financial position, our business strategy, and other objectives for our operations. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “target,” “will” and other words and terms of similar meaning, although not all forward-looking statements contain these identifying words. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstance that are difficult to predict, and that could cause our actual results to differ materially from those indicated by forward-looking statements. These risks and uncertainties include those inherent in pharmaceutical research and development, such as adverse results in our drug discovery, preclinical trials and clinical development activities, our dependence on our existing and future strategic partners, our ability to obtain any necessary financing to conduct our planned activities, decisions made by the U.S. Food and Drug Administration and other regulatory authorities with respect to the development and commercialization of our drug candidates, our ability to obtain, maintain and enforce intellectual property rights for our drug candidates and other risk factors. We therefore caution you against relying on any of these forward-looking statements, which are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except to the extent required by law, we do not undertake any obligation to revise or update any forward-looking statements.

CURIS, INC.

We are a biotechnology company seeking to develop and commercialize innovative and effective drug candidates for the treatment of human cancers. Our clinical stage drug candidates are:

•	CUDC-907, for which our Phase 2 study in patients with relapsed refractory DLBCL, including those with MYC alterations, is ongoing;

•	CA-170, for which we are currently conducting a Phase 1 study in patients with advanced solid tumors and lymphomas; and

•	CA-4948, for which in January 2018 we initiated a Phase 1 study in patients with advanced non-Hodgkin lymphomas including those with MYD88 alterations.

Our pipeline also includes CA-327, which is a pre-Investigational New Drug stage oncology drug candidate.

We are party to a collaboration with Roche and Genentech, under which Roche and Genentech are commercializing Erivedge, a first-in-class orally-administered small molecule Hedgehog signaling pathway inhibitor. Erivedge® (vismodegib) is approved for the treatment of advanced basal cell carcinoma, or BCC.

In addition, on January 18, 2015, we entered into a collaboration agreement with Aurigene Discovery Technologies Limited, or Aurigene, a specialized, discovery-stage biotechnology company and wholly-owned subsidiary of Dr. Reddy’s Laboratories for the discovery, development and commercialization of small molecule compounds in the areas of immune-oncology and precision oncology, which agreement was amended September 7, 2016. As of March 31, 2018, we have licensed four programs under the Aurigene collaboration: IRAK4 Program—a precision oncology program of small molecule inhibitors of IRAK4 for which the development candidate is CA-4948; PD1/VISTA Program—an immuno-oncology program of small molecule antagonists of PD1 and VISTA immune checkpoint pathways for which the development candidate is CA-170; PD1/TIM3 Program—an immuno-oncology program of small molecule antagonists of PD1 and TIM3 immune checkpoint pathways for which the development candidate is CA-327; and in March 2018, we exercised our option to license a fourth program, which is an immuno-oncology program.

Our principal executive offices are located at 4 Maguire Road, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information on our website or any other website is not incorporated by reference into this prospectus or any accompanying prospectus supplement. Our website address is included as an inactive textual reference only.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K as well as our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering to which this prospectus relates. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Three Months Ended	Fiscal Year Ended
	March 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Consolidated ratios of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A	N/A	N/A

For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes and fixed charges. Fixed charges include interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

We did not pay any cash dividends on any shares of our capital stock during the periods set forth above.

We did not record earnings for the three months ended March 31, 2018 or any of the fiscal years ending December 31, 2017, 2016, 2015, 2014 and 2013. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of combined fixed charges and preference dividends to earnings for such periods. The dollar amount of the deficiency in earnings available for fixed charges and preference dividends for the three months ended March 31, 2018 was approximately $10.7 million and for the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013 was approximately $53.3 million, $60.4 million, $59.0 million, $18.7 million and $12.3 million, respectively.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the conducting of further preclinical testing and clinical studies of our product candidates, the funding of other research and development expenses, the in-licensing of individual drug candidates or drug programs, the acquisition of companies or businesses that complement our business, the repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, as amended, or our certificate of incorporation, our amended and restated by-laws, as amended, or our by-laws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 225,000,000 shares of common stock and 5,000,000 shares of preferred stock. At our 2018 annual meeting of stockholders to be held on May 15, 2018, we are seeking stockholder approval to increase the number of shares of common stock authorized for issuance under our certificate of incorporation to 337,500,000.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose or purposes by the chairman of the board of directors, the chief executive officer (or if there is no chief executive officer, the president) or the board of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding common stock can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock

As of March 31, 2018, no shares of preferred stock were outstanding.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Board of Directors. Our by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our by-laws provide that directors may be removed only for cause by the affirmative vote of the holders of 75% of the shares of our capital stock issued, outstanding and entitled to vote. Our by-laws require the affirmative vote of the holders of at least 75% of our outstanding voting securities to amend or repeal the provision relating to the division of our board of directors into three classes.

Stockholder Nomination of Directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 90th day and not later than the 60th day prior to such meeting; provided, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

No Action By Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Business Combination Statute. Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•

prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•

the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Directors’ Liability

Our certificate of incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except for liability:

•	for any breach of the director’s legal duty to act in the best interests of us and our stockholders;

•	for acts or omissions by the director with dishonest intentions or which involve intentional misconduct or an intentional violation of the law;

•	for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•	for transactions where the director derived an improper personal benefit.

Our certificate of incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law, and we have entered into indemnification agreements with our directors.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

To the extent applicable, in compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s liquidity as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$30,000,000

plus 646,551 Commitment Shares

Common Stock

PROSPECTUS SUPPLEMENT

Prospectus Supplement dated February 26, 2020